FTAI AVIATION LLC c/o FIG LLC 1345 Avenue of the Americas, 45th Floor New York, New York 10105 February 26, 2020 David Moreno c/o FIG LLC 1345 Avenue of the Americas, 45th floor New York, NY 10105 Dear David: It is with great pleasure that we extend to you an offer to join FTAI Aviation LLC (the "Company"), as set forth below. This letter, together with Exhibit A hereto, is referred to herein as the "Letter Agreement." Start Date: Subject to full execution of this Letter Agreement and any related Company documents, your employment with the Company will commence on March 2, 2020 (the "Start Date"). Duties: Bonuses: In your role as Senior Vice President, your duties will be those assigned to you by the Company's Board of Directors or its designee. Your duties may be changed from time to time and you agree that you will not accept other employment while working for the Company. Your base salary will be paid at the rate of $200,000 per annum, payable in accordance with the regular payroll practices of the Company as in effect from time to time. The Company reserves the right to adjust your base salary from time to time. Your base salary will constitute your compensation for all hours worked, regardless of the number of hours worded in any work week. You will receive a signing bonus in the amount of $1,450,000 on or prior to March 31, 2020. In addition, you will be entitled to receive a separate guaranteed bonus in the amount of $1,100,000 on or prior to March 15, 2021; provided, however, that in order to be eligible to receive such bonus, you must be an active Salary: Exhibit 10.12

Employment Offer Letter David Moreno February 26, 2020 2 employee at, and not have given or received notice of termination prior to, the date the Company selects to pay such bonus. 401k True-up Discretionary Annual Bonuses: Representation: To the extent applicable, the Company will make a cash payment to you in an amount equal to the gross amount (as determined by the Company in its sole discretion) of any unvested amounts under the Fortress Investment Group LLC 401(k) you forfeited as a result of your resignation from an affiliate of Fortress Investment Group LLC. You are eligible to receive, as additional compensation, a discretionary annual bonus, which discretionary bonus (if any) will be paid no later than March 15 of the immediately subsequent calendar year. Payment of a discretionary bonus in any given fiscal or calendar year does not entitle you to additional compensation or any such bonus in any subsequent year. In order to be eligible for any such bonus while employed at the Company, you must be an active employee at, and not have given or received notice of termination prior to, the time of the bonus payment. You represent that on the Start Date, you will be free to accept employment hereunder without any contractual restrictions, express or implied, with respect to any of your prior employers. You represent that you have not taken or otherwise misappropriated and you do not have in your possession or control any confidential and proprietary information belonging to any of your prior employers or connected with or derived from your services to prior employers except for information relating to the aviation business (the "FTAI Aviation Business") of Fortress Transportation and Infrastructure Investors LLC ("FTAI"). You represent that you have returned to all prior employers any and all such confidential and proprietary information except to the extent relating to the FTAI Aviation Business. You further acknowledge that the Company has informed you that you are not to use or cause the use of such confidential or proprietary information in any manner whatsoever in connection with your employment by the Company except to the extent relating to the FTAI Aviation Business. You agree that you will not use such information except to the extent relating to the FTAI Aviation Business. You represent that you are not currently a party to any pending or threatened litigation or arbitration, including with any current or former employer or business associate. You shall indemnify and hold harmless the Company from any

Employment Offer Letter David Moreno February 26, 2020 3 and all claims arising from any breach of the representations and warranties in this paragraph. You represent that you understand that this Letter Agreement sets forth the terms and conditions of your employment relationship with the Company and as such, you have no express or implied right to be treated the same as or more favorably than any other employee of the Company and any entity that is controlled by FTAI (each a "Controlled Affiliate") with respect to any matter set forth herein based on the terms or conditions of such person's employment relationship with the Company, FTAI or any of its Controlled Affiliates. You further agree to keep the terms of this Letter Agreement confidential and not to disclose any of the terms or conditions hereof to any other person, including any employee of the Company, other than to your attorney or accountant or, upon the advice of counsel after notice to the Company, as may be required by law, except to the extent such disclosure is protected or expressly permitted by applicable law. You hereby acknowledge and agree, without limiting the Company's rights otherwise available at law or in equity, that, to the extent permitted by law, any or all amounts or other consideration payable by the Company, any entity that is controlled by FTAI or any of its Controlled Affiliates, pursuant to the provisions hereof or pursuant to any other agreement with the Company, FTAI or any of its Controlled Affiliates, may be set-off against any or all amounts or other consideration payable by you to the Company, FTAI or any of its Controlled Affiliates hereunder or under any other agreement between you and the Company, FTAI or any of its Controlled Affiliates; provided that any such set-off does not result in a penalty under Section 409A of the Internal Revenue Code of 1986, as amended ("Section 409A"). Policies and Procedures: You agree to comply fully with all Company policies and procedures applicable to employees, as amended and implemented from time to time, including, without limitation, tax, regulatory and compliance procedures. In addition, you acknowledge and agree that, to the extent required by the Company, all of your personal investments will be subject to personal trading policies of FTAI, the Company or any manager of FTAI and all personal brokerage accounts (a brokerage account is any account, including retirement accounts, in which you can buy or sell stock, bonds, ETFs, commodities, futures or currencies) held by you, your spouse or domestic partner, any person who is financially dependent on you, and any brokerage account over which you exercise investment discretion, may be Set-off:

Employment Offer Letter David Moreno February 26, 2020 4 required to be maintained with a broker on any list of approved brokers maintained by FTAI, the Company or any manager of FTAI. Employment Relationship: This Letter Agreement is not a contract of employment for any specific period of time, and subject to any notice provisions herein, your employment is "at will" and may be terminated by you or by the Company at any time for any reason or no reason whatsoever. In each case where the term "Company" is used in this Letter Agreement it shall mean, in addition to the Company, FTAI or any of its Controlled Affiliates to the extent you may be employed on a full-time basis at the applicable time by such entity. You agree to provide the Company with at least 90 days' advance written notice of your resignation of employment (the "Notice Period," which Notice Period shall be considered a "Protective Covenant" (as hereinafter defined) for purposes of this Letter Agreement). The Company may, in its sole discretion, direct you to cease performing your duties, refrain from entering the Company's offices and/or restrict your access to Company systems, trade secrets and confidential information, in each case during all or part of the Notice Period. During the Notice Period, you shall continue to be an employee of the Company, the Company shall continue to pay you your base salary and benefits, and you shall be entitled to all other benefits and entitlements as an employee until the end of the Notice Period (although you acknowledge that (i) you shall not be entitled to receive any bonus not already paid prior to the commencement of the Notice Period; (ii) your base salary, benefits, and entitlements shall cease if you breach any of your agreements with or obligations to the Company, FTAI or any of its Controlled Affiliates, including, without limitation, those "Protective Covenants" set forth below and incorporated herein; and (iii) such Notice Period shall be disregarded for purposes of the vesting of equity and/or deferred cash awards, if any). Notwithstanding the foregoing, your Paid Time-Off will be treated in accordance with any applicable Company policy during the Notice Period. Benefits: You will be eligible to participate in all medical plans, 401(k) plans and other perquisite and benefit arrangements generally made available by the Company to its employees, subject to the terms of such plans or programs and subject to the implementation of the foregoing. Each Company benefit is subject to modification, including elimination, from time to time, at the Company's sole discretion.

Employment Offer Letter David Moreno February 26, 2020 5 Paid Time Off: Protective Covenants: 33 days per year in accordance with any Paid Time Off policy of the Company applicable to employees, as amended from time to time. To the extent that you used any Paid Time Off days during calendar year 2020 while being employed by FIG LLC or any of its affiliates, those days shall reduce the total number of Paid Time Off days that you are entitled to for calendar year 2020 during your employment with the Company. As a Company employee, at all times you owe the Company your undivided loyalty. You shall not, directly or indirectly, without prior written consent of the Company, at any time during your employment hereunder (including any Notice Period), provide consultative services to, own, manage, operate, join, control, participate in, be engaged in, employed by or be connected with, any business, individual, partner, firm, corporation, or other entity that directly or indirectly competes with (any such action, individually, and in the aggregate, to "compete with"), any of the Company, FTAI or any of its Controlled Affiliates. Notwithstanding anything else herein, the mere "beneficial ownership" by you, either individually or as a member of a "group" (as such terms are used in Rule 13(d) issued under the United States Securities Exchange Act of 1934, as amended from time to time) of not more than five percent (5%) of the voting stock of any public company shall not be deemed a violation of this Letter Agreement. You hereby agree that if you resign your employment or are terminated for Cause (as hereinafter defined), for twelve (12) months thereafter (which twelve (12) month period shall be inclusive of the Notice Period (as defined above)), you shall not directly or indirectly provide consultative services to, own, manage, operate, join, control, be employed by, participate in, or be connected with, any business, individual, partner, firm, corporation, or other entity that directly or indirectly competes with any business of the Company, FTAI or any of its Controlled Affiliates for which you have performed services or sourced transactions during the course of the last two (2) years of your employment with the Company. You further agree that you shall not, directly or indirectly, for your benefit or for the benefit of any other person (including, without limitation, an individual or entity), or knowingly assist any other person to during your employment with the Company and for eighteen (18) months thereafter, in any manner, directly or indirectly:

Employment Offer Letter David Moreno February 26, 2020 6 (a) hire or Solicit (as hereinafter defined) the employment or services of any person who provided services to the Company, FTAI or any of its Controlled Affiliates, as an employee, independent contractor or consultant at the time of the termination of your employment with the Company or within six (6) months prior thereto; (b) Solicit any person who is an employee of the Company, FTAI or any of its Controlled Affiliates to resign from the Company, FTAI or such Controlled Affiliate or to apply for or accept employment with any enterprise; (c) accept employment or work, in any capacity (including as an employee, consultant or independent contractor), with any firm, corporation, partnership or other entity that is, directly or indirectly, owned or controlled by any Former Employee (as hereinafter defined) of the Company, FTAI or any of its Controlled Affiliates involving, directly or indirectly, the provision of services that are competitive with the Company, FTAI or any of its Controlled Affiliates or are substantially similar to the services that you provided to the Company at any time during the twelve months prior to your termination of employment with the Company; (d) Solicit or otherwise attempt to establish any business relationship (in connection with any business in competition with the Company, FTAI or any of its Controlled Affiliates) with any person, firm, corporation or other entity that is, at the time of your termination of employment, or was a Business Partner (as hereinafter defined) of the Company, FTAI or any of its Controlled Affiliates; or (e) interfere with or damage (or attempt to interfere with or damage) any relationship between the Company, FTAI and any of its Controlled Affiliates and their respective Business Partners or employees. For purposes of this Letter Agreement, the term "Solicit" means, as applicable: (a) active solicitation of any Business Partner or employee of the Company, FTAI or any of its Controlled Affiliates; (b) the provision of non- public information regarding any Business Partner or employee of the Company, FTAI or any of its Controlled Affiliates to any third party where such information could be useful to such third party in attempting to obtain business from such Business Partner or attempting to hire any such employee; (c) participation in any meetings, discussions, or other communications with any third party regarding any Business Partner or employee of the Company, FTAI or any of its Controlled Affiliates where

Employment Offer Letter David Moreno February 26, 2020 7 the purpose or effect of such meeting, discussion or communication is to obtain business from such Business Partner or employ such employee; and (d) any other passive use of non-public information about any Business Partner, or employee of the Company, FTAI or any of its Controlled Affiliates which has the purpose or effect of assisting a third party to obtain business from Business Partners or assist a third party to hire any such employee or causing harm to the business of FTAI or any of its Controlled Affiliates. For purposes of this Letter Agreement, the term "Business Partner" shall mean (A) anyone who is or has been a client or business partner of the Company, FTAI or any of its Controlled Affiliates during your employment, but only if you had a direct relationship with, supervisory responsibility for or otherwise were involved with such client or business partner during your employment with the Company; and (B) any prospective client or business partner to whom the Company, FTAI or any of its Controlled Affiliates made a new business presentation (or similar offering of services) at any time during the one-year period immediately preceding, or six-month period immediately following, your employment termination (but only if initial discussions between the Company, FTAI or any of its Controlled Affiliates and such prospective client or business partner relating to the rendering of services occurred prior to the termination date, and only if you participated in or supervised such presentation and/or its preparation or the discussions leading up to it). For purposes of this Letter Agreement, the term "Former Employee" shall mean anyone who was an employee of or exclusive consultant to the Company, FTAI or any of its Controlled Affiliates as of, or at any time during the one-year period immediately preceding, the termination of your employment. As a condition of employment, you will be required to sign a confidentiality and proprietary rights agreement, in a form acceptable to the Company, and that agreement shall remain in full force and effect after it is executed and following termination of your employment for any reason with the Company or FTAI or any of its Controlled Affiliates. The obligations set forth in such agreement shall be considered "Protective Covenants" for purposes of this Letter Agreement and are incorporated herein by reference.

Employment Offer Letter David Moreno February 26, 2020 8 The provisions set forth above in (or incorporated into) this "Protective Covenants" section, together with the Notice Period above, are collectively referred to in this Letter Agreement as the "Protective Covenants" (and each is a "Protective Covenant"). "Cause" means (i) your commission of an act of fraud or dishonesty in the course of your service to the Company; (ii) your indictment, conviction or entering of a plea of nolo contendere for a crime constituting a felony or in respect of any act of fraud or dishonesty; (iii) your commission of an act which would make you subject to being enjoined, suspended, barred or otherwise disciplined for violation of federal or state securities laws, rules or regulations, including a statutory disqualification; (iv) your gross negligence or willful misconduct in connection with your employment by the Company; (v) your breach of any restriction set forth in (or otherwise herein incorporated by reference into) the section above entitled "Protective Covenants;" or (vi) your commission of any material breach of any of the provisions or covenants (excluding the covenants set forth in or incorporated into the "Protective Covenant" section above) set forth herein; provided, however, that discharge pursuant to this clause (vi) shall not constitute discharge for "Cause" unless you have received written notice from the Company stating the nature of such breach and affording you an opportunity to correct fully the act(s) or omission(s), if such a breach is capable of correction, described in such notice within ten (10) days following your receipt of such notice. Arbitration: Governing Law: You agree to submit any claims arising out of this Letter Agreement or your employment and termination thereof to binding arbitration in accordance with the terms of Exhibit A, which are hereby incorporated herein by reference. By executing this Letter Agreement, both you and the Company acknowledge that (a) arbitration pursuant to the terms set forth in exhibit A shall be the sole and exclusive means of resolving any claims between you and the Company arising out of or relating to this Letter Agreement or your employment and termination thereof (except as provided in Exhibit A) and (b) you are relinquishing your right to a jury trial. This Letter Agreement will be covered by and construed in accordance with the laws of New York, without regard to the conflicts of laws provisions thereof. WITH REGARDS TO (I) THOSE CLAIMS EXCLUDED FROM BINDING ARBITRATION (AS SET FORTH IN EXHIBIT A, SECTION (C)); AND (II) APPLICATIONS FOR INJUNCTIVE RELIEF (AS DESCRIBED IN EXHIBIT A, SECTION (A)), YOU HEREBY AGREE THAT EXCLUSIVE

Employment Offer Letter David Moreno February 26, 2020 9 JURISDICTION WILL BE IN A COURT OF COMPETENT JURISDICTION IN THE CITY OF NEW YORK AND WAIVE OBJECTION TO THE JURISDICTION OR TO THE LAYING OF VENUE IN ANY SUCH COURT. Section 409A: Miscellaneous; Acknowledge- ments; Protective Covenants Severable; Remedies The intent of the parties to this Letter Agreement is that payments and benefits hereunder comply with, or are exempt from, Section 409A and, accordingly, to the maximum extent permitted, this Letter Agreement shall be administered, interpreted and construed in a manner consistent with the requirements for avoiding taxes or penalties under Section 409A. The Company does not guarantee you any particular tax treatment relating to the payments and benefits under this Letter Agreement. In no event shall the Company be liable for, or be required to indemnify you for, your liability for taxes or penalties under Section 409A or otherwise. Notwithstanding anything contained herein to the contrary, to the extent required in order to avoid accelerated taxation and/or tax penalties under Section 409A, you shall not be considered to have terminated employment with the Company for purposes of this Letter Agreement, and no payment shall be due to you under this Letter Agreement, until you would be considered to have incurred a "separation from service" from the Company within the meaning of Section 409A. Any payments described in this Letter Agreement that are due within the "short-term deferral period" as defined in Section 409A shall not be treated as deferred compensation unless applicable law requires otherwise. Notwithstanding anything to the contrary in this Letter Agreement, if you are a "specified employee" (as defined in Section 409A(a)(2)(B)(i)) and are entitled to receive a payment on separation from service that is subject to Section 409A, the payment may not be made earlier than six months following the date of your separation from service if required by Section 409A, in which case, the accumulated postponed amount shall be paid in a lump sum on the first business date after the earlier of (i) the date that is six (6) months following such separation from service and (ii) your death. Each amount and installment to be paid or benefit to be provided to you pursuant to this Letter Agreement shall be construed as a separate identified payment for purposes of Section 409A. Notwithstanding the provisions of Exhibit A, if you commit a breach or are about to commit a breach, of any of the Protective Covenants provisions hereof, the Company, FTAI and its Controlled Affiliates shall have the right to have the provisions of this Letter Agreement specifically enforced by any court having equity jurisdiction without being required to post bond or other security and without having to prove the inadequacy of the available

Employment Offer Letter David Moreno February 26, 2020 10 Cumulative: Subsequent Employment Notice: Obligations: No Waiver; Cooperation: Withholding: remedies at law, it being acknowledged and agreed that any such breach or threatened breach will cause irreparable injury to the Company, FTAI or its Controlled Affiliate and that money damages will not provide an adequate remedy to the Company, FTAI or its Controlled Affiliate. In addition, the Company, FTAI or its Controlled Affiliate may take all such other actions and remedies available to it under law or in equity, and, pursuant to this Letter Agreement shall be entitled to such damages as it can show it has sustained by reason of such breach. The parties acknowledge that (i) the type and periods of restriction imposed in the Protective Covenants are fair and reasonable and are reasonably required in order to protect and maintain the proprietary interests of the Company, FTAI and its Controlled Affiliates or other legitimate business interests and the goodwill associated with the business of any of the foregoing; (ii) the time, scope, geographic area and other provisions of the Protective Covenants have been specifically negotiated by sophisticated commercial parties, who have each had the opportunity to consult with legal counsel; and (iii) because of the nature of the business engaged in by the Company, FTAI and its Controlled Affiliates and the fact investments can be and are made by the Company, FTAI and its Controlled Affiliates wherever they are located, it is impractical and unreasonable to place a geographic limitation on the agreements made by you. If any of the covenants contained in the Protective Covenants, or any part thereof, is held to be unenforceable by reason of it extending for too great a period of time or over too great a geographic area or by reason of it being too extensive in any other respect, the parties agree (x) such covenant shall be interpreted to extend only over the maximum period of time for which it may be enforceable and/or over the maximum geographic areas as to which it may be enforceable and/or over the maximum extent in all other respects as to which it may be enforceable, all as determined by the court making such determination and (y) in its reduced form, such covenant shall then be enforceable, but such reduced form of covenant shall only apply with respect to the operation of such covenant in the particular jurisdiction in or for which such adjudication is made. Each of the covenants and agreements contained in the Protective Covenants is separate, distinct and severable. All rights, remedies and benefits expressly provided for in this Letter Agreement are cumulative and are not exclusive of any rights, remedies or benefits provided for by law or in this Letter Agreement, and the exercise

Employment Offer Letter David Moreno February 26, 2020 11 of any remedy by a party hereto shall not be deemed an election to the exclusion of any other remedy (any such claim by the other party being hereby waived). The existence of any claim, demand, action or cause of action of you against the Company, FTAI or any of its Controlled Affiliates, whether predicated on this Letter Agreement or otherwise, shall not constitute a defense to the enforcement by the Company, FTAI or any of its Controlled Affiliates of each Protective Covenant. The unenforceability of any Protective Covenant shall not affect the validity or enforceability of any other Protective Covenant or any other provision or provisions of this Letter Agreement. The temporal duration of the Protective Covenants shall not expire, and shall be tolled, during any period in which you are in violation of any of such Protective Covenants, and all such restrictions shall automatically be extended by the period of your violation of any such restrictions. Prior to accepting employment with any person, firm, corporation or other entity during your employment by the Company or any of FTAI or any of its Controlled Affiliates (in anticipation of commencing such new employment after terminating your employment with the Company) or any period thereafter that you are subject to any of the Protective Covenants, you shall notify the prospective employer in writing of your obligations under such provisions and shall simultaneously provide a copy of such written notice to an officer of the Company. The failure of a party to this Letter Agreement to insist upon strict adherence to any term hereof on any occasion shall not be considered a waiver of such party's rights or deprive such party of the right thereafter to insist upon strict adherence to that term or any other term of this Letter Agreement. This Letter Agreement, and all of your rights and duties hereunder, shall not be assignable or delegable by you. Any purported assignment or delegation by you in violation of the foregoing shall be null and void ab initio and of no further force and effect. This Letter Agreement may be assigned by the Company to any affiliate of the Company, FTAI or any manager of FTAI or to a person or entity which is an affiliate or successor in interest to all or substantially all of the business operations of the Company. Upon such assignment, the rights and obligations of the Company hereunder shall become the rights and obligations of such affiliate person or entity.

Employment Offer Letter David Moreno February 26, 2020 12 You shall provide reasonable cooperation in connection with any action or proceeding (or any appeal from any action or proceeding) which relates to events occurring during your employment. This provision shall survive any termination of this Letter Agreement. The Company may withhold from any amounts and benefits due to you under this Letter Agreement such Federal, state and local taxes as may be required or permitted to be withheld pursuant to any applicable law or regulation. This Letter Agreement and Exhibit A contain the entire understanding of the parties and may be modified only in a document signed by the parties and referring explicitly to this Letter Agreement. If any provision of this Letter Agreement or Exhibit A is determined to be unenforceable, it may be severed and the remainder of this Letter Agreement or Exhibit A shall not be adversely affected thereby. Moreover, if any one or more of the provisions contained in this Letter Agreement or Exhibit A is held to be unenforceable, any such provision will be construed by limiting and reducing it so as to be enforceable to the maximum extent compatible with applicable law. In executing this Letter Agreement, you represent that you have not relied on any representation or statement not set forth herein, and you expressly disavow any reliance upon any such representations or statements. Without limitation to the foregoing, you represent that you understand that you shall not be entitled to any equity interest, profits interest or other interest in the Company, FTAI, any of FTAI's Controlled Affiliates, or any manager of FTAI or any of its affiliates, except in another writing signed by the Company. FTAI and its Controlled Affiliates are intended beneficiaries under this Letter Agreement. [signatures on the following page.]

Employment Offer Letter David Moreno February 26, 2020 If you agree with the terms of this Letter Agreement and accept this offer of employment, please sign and date this Letter Agreement in the space provided below and return a copy to Kevin Krieger at kkrieger@fortress.com to indicate your acceptance. This Letter Agreement may be signed in counterparts, each of which shall be deemed an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. Sincerely, FTAI Aviation LLC By: /s/Demetrios Tserpelis________ Name: Demetrios Tserpelis Title: Chief Financial Officer AGREED AND ACCEPTED AS OF February __28___, 2020: /s/David Moreno________________ David Moreno S-1

Employment Offer Letter David Moreno February 26, 2020 A-1 Exhibit A Arbitration (a) You and the Company agree that we shall first attempt to settle any controversy, dispute or claim arising out of or relating to your compensation, your employment or the termination thereof or the Letter Agreement or breach thereof (including, without limitation, any claim regarding or related to the interpretation, scope, effect, enforcement, termination, extension, breach, legality, remedies and other aspects of the Letter Agreement or the conduct and communications of us regarding the Letter Agreement and the subject matter of the Letter Agreement) through good faith negotiation. Any such controversy, dispute or claim, as described in the preceding sentence, will be referred to herein as a "Dispute". If such negotiations fail to reach a resolution of the Dispute within forty-five (45) days after a party initially provides written notice (either by letter or electronically) of any such Dispute either party may initiate arbitration proceedings in accordance with this Exhibit A. The parties agree to resolve any Dispute by binding arbitration administered by Judicial Arbitration and Mediation Services, Inc. ("JAMS") or a successor organization, for binding arbitration located in New York City, New York by a single arbitrator pursuant to its Employment Arbitration Rules & Procedures. The JAMS Employment Arbitration Rules & Procedures are available online at https://www.jamsadr.com/rules-employment-arbitration/. Except as otherwise authorized by applicable law, all awards of the arbitrator shall be binding and non-appealable. The arbitrator's final award shall be in writing made and delivered to the parties within thirty (30) calendar days following the close of the hearing and shall provide a reasoned basis for the resolution of any Dispute and any relief provided. Judgment upon the award of the arbitrator may be entered in any court having jurisdiction. The arbitrator shall apply New York law to the merits of any Dispute, without reference to the rules of conflicts of law applicable therein. The arbitrator shall be bound by and strictly enforce the terms of the Letter Agreement and this Exhibit and, except as expressly provided for in Section (k) of this Exhibit A, may not limit, expand or otherwise modify their terms. The arbitrator may grant injunctions or other relief. Notwithstanding anything else set forth herein, the Company shall not be precluded from applying to a proper court for injunctive relief by reason of the prior or subsequent commencement of an arbitration proceeding as herein provided, including without limitation, with respect to any Dispute relating to the Protective Covenants under the Letter Agreement or any confidentiality obligations under your Confidentiality and Proprietary Rights Agreement. (b) You acknowledge that you have read and understand this Exhibit A to the Letter Agreement. You understand that by signing the Letter Agreement, you agree to submit any Dispute to binding arbitration, and that this arbitration provision constitutes a waiver of your rights to a jury trial and relates to the resolution of all Disputes relating to all aspects of the employer/employee relationship to the greatest extent permitted by law, including but not limited to the following:

Employment Offer Letter David Moreno February 26, 2020 A-2 (i) Any and all claims for wrongful discharge of employment, breach of contract, both express and implied; breach of the covenant of good faith and fair dealing, both express and implied; negligent or intentional infliction of emotional distress; negligent or intentional misrepresentation; negligent or intentional interference with contract or prospective economic advantage; and defamation; (ii) Any and all claims for violation of any federal, state or municipal statute, including, without limitation, Title VII of the Civil Rights Act of 1964, as amended, the Civil Rights Act of 1991, the Equal Pay Act, the Employee Retirement Income Security Act, as amended, the Age Discrimination in Employment Act of 1967, the Older Workers Benefit Protection Act, the Americans with Disabilities Act of 1990, the Family and Medical Leave Act of 1993, the Fair Labor Standards Act, the New York City Administrative Code, the New York Labor Law, the New York Human Rights Law, and the New York City Human Rights Law; (iii) Any and all claims arising out of or relating to your compensation, including without limitation, any carried interest, points interest, or any equity based incentive plan or award agreement, all such claims to be governed by the terms and conditions of any such plan or award agreement; and (iv) Any and all claims arising out of any other federal, state or local laws or regulations relating to employment, harassment or employment discrimination. (c) The following Disputes are excluded from mandatory arbitration under this Agreement: (i) claims for workers' compensation benefits, unemployment insurance, or state or federal disability insurance; and (ii) any other dispute or claim that has been expressly excluded from arbitration by statute or other applicable law that is not preempted by the Federal Arbitration Act. Nothing in this Letter Agreement should be interpreted as restricting or prohibiting you from filing a charge or complaint with the U.S. Equal Employment Opportunity Commission, the National Labor Relations Board, the Department of Labor, the Occupational Safety and Health Commission, any other federal, state, or local administrative agency charged with investigating and/or prosecuting complaints under any applicable, federal, state, or municipal law or regulation. A federal, state, or local agency would also be entitled to investigate the charge in accordance with applicable law. However, any Dispute that is covered by this Letter Agreement

Employment Offer Letter David Moreno February 26, 2020 A-3 but not resolved through the federal, state, or local agency proceedings must be submitted to arbitration in accordance with this Letter Agreement. (d) You further understand that other options such as federal and state administrative remedies and judicial remedies exist and acknowledge and agree that by signing the Letter Agreement and agreeing to the terms of this Exhibit A, with the sole exception of any Disputes expressly excluded from arbitration in Section (c) of this Exhibit A, these remedies are forever precluded and that regardless of the nature of your complaint(s), you acknowledge and agree that such complaint(s) can only be resolved by arbitration. (e) The fees and expenses of the arbitrator and all other expenses of the arbitration shall be borne by the parties equally. Each party shall bear the expenses of its own counsel, experts, and presentation of proof. (f) The substance and result of any arbitration under this Exhibit A to the Letter Agreement and all information and documents disclosed in any such arbitration by any person shall be treated as confidential (and as Proprietary Information under the Confidentiality and Proprietary Rights Agreement subject to the terms thereof), except that disclosures may be made to the extent necessary (i) to enforce a final settlement agreement between the parties or (ii) to obtain and secure enforcement, or a judgment on, an award issued pursuant to this Exhibit A to the Letter Agreement. (g) Class, Collective, and Representative Action Waiver - You agree that, with respect to any claims that are subject to arbitration under Section (b) of this Exhibit A to the Letter Agreement, in any forum whether arbitration or otherwise, you shall not be entitled to (i) join or consolidate claims by other individuals or entities against the Company, including but not limited to by becoming a member of a class in a class action; (ii) arbitrate any claim as a representative or participate in a class, representative, multi-plaintiff, or collective action or (iii) bring any such claim in a private attorney general capacity. Any attempt to proceed in arbitration, court or any other forum on anything other than an individual basis shall be void ab initio and be precluded by every tribunal in which any such action is brought. If, despite the parties' express intent to proceed only in individual arbitration, a court nonetheless orders that a class, collective, mass or other representative or joint action should proceed, in no event will such action proceed in an arbitration forum and may proceed only in court. Any issue concerning the validity or enforceability of this class, collective and representative action waiver must be decided only by a court and an arbitrator shall not have authority to consider the issue of the validity or enforceability of this Section (h). (h) In the event any notice is required to be given under the terms of this Exhibit A, it shall be delivered in writing, if to you, to your last known address, and if to the Company, to the attention of Joseph Adams, c/o FIG LLC, 1345 Avenue of the Americas, 45th Floor, New York,

Employment Offer Letter David Moreno February 26, 2020 A-4 New York 10105, unless this address has been updated by the Company pursuant to notice to you. (i) If any provision of this Exhibit A is determined to be invalid or unenforceable, either in its entirety or by virtue of its scope or application to given circumstances, such provision shall be deemed modified to the extent necessary to render the same valid, or as not applicable to the given circumstances, or will be deleted from this Exhibit A, as the situation may require, and this Exhibit A shall be construed and enforced as if such provision had been included herein as so modified in scope or application, or had not been included herein, as the case may be, it being the stated intention of the parties that had they known of such invalidity or unenforceability at the time of entering into this Exhibit A, they would have nevertheless contracted upon the terms contained herein, either excluding such provisions, or including such provisions, only to the maximum scope and application permitted by law, as the case may be. The parties expressly acknowledge and agree that it is their intent that the inclusion or exclusion of no provision or provisions is to interfere with or negate the arbitration and class/collective waiver provision of this Exhibit A and this Exhibit A is to be modified in scope and application in every instance needed to permit the enforceability of those provisions. In the event such total or partial invalidity or unenforceability of any provision of this Exhibit A exists only with respect to the laws of a particular jurisdiction, this Section will operate upon such provision only to the extent that the laws of such jurisdiction are applicable to such provision. G) Except as otherwise expressly set forth herein, all capitalized defined terms shall have the same meaning as set forth in the Letter Agreement. (k) You and the Company agree that the Company is engaged in interstate commerce and that the Federal Arbitration Act shall govern the interpretation and enforcement of, and all proceedings pursuant to, this Exhibit A and that the arbitrator shall apply New York law to the merits of any Dispute. AGREED TO AND ACCEPTED: /s/David Moreno________________ David Moreno February 28, 2020________________ Date